UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): September 27, 2016

SWIFT ENERGY COMPANY
(Exact name of Registrant as specified in its charter)

Delaware	001-08754	20-3940661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17001 Northchase Drive, Suite 100
Houston, Texas 77060
(Address of principal executive offices)

(281) 874-2700
(Registrant’s telephone number)

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Effective September, 27, 2016, Swift Energy Company (the “Company”) received notice that Peter Kirchof has resigned from his position as a Class I Director on the Company’s Board of Directors (the “Board”). Pursuant to Section 2.2(c) of the Director Nomination Agreement, Strategic Value Partners, LLC (“SVP”) has designated Christoph Majeske to replace Mr. Kirchof on the Board. Under the Director Nomination Agreement, SVP is authorized to designate two directors on the Company’s Board and to fill a vacancy created by any removal of an SVP director so long as SVP is entitled to designate a director nominee under the Director Nomination Agreement as of the date of such replacement designation, subject to the Certificate of Incorporation and Bylaws of the Company. Mr. Majeske will serve as a Class I Director for the remainder of Mr. Kirchof’s unexpired term ending at the 2017 annual meeting of shareholders. At the time of this disclosure, Mr. Majeske has not been named to any committees of the Board.
Mr. Kirchof has confirmed to the Company that his resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 3, 2016

Swift Energy Company
By:	/s/ Christopher M. Abundis
Christopher M. Abundis Vice President, General Counsel and Secretary